Exhibit 99.1

To the Holders of:
STRATSSM TRUST FOR J.P. MORGAN CHASE & CO., SERIES 2004-9
Structured Repackaged Asset-Backed Trust Securities
*CUSIP:	86311T208 – Variable Floating Rate Certificates

U.S. Bank Trust National Association, as Trustee for the STRATSSM TRUST FOR J.P. MORGAN CHASE & CO., SERIES 2004-9, hereby gives notice with respect to the Scheduled Distribution Date of October 15, 2008 (the “Distribution Date”) as follows:

1.	The amount received from the Swap Counterparty on the Distribution Date was $18,748.77 was distributed to the Certificateholder as interest.

2.
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, expressed as a dollar amount per $25 Certificate is set forth below:

Principal	Interest	Total Distribution
$0.000000	$0.0614754	$0.0614754

3.	The amount of aggregate interest due and not paid as of the Distribution Date is 0.000000.

4.	No fees have been paid to the Trustee or any other party from the proceeds of the Underlying Securities.

5.
At the close of business on the Distribution Date, $7,624,500 aggregate principal amount of J.P. Morgan Chase & Co., formerly named J.P. Morgan Chase & Co., 4.875% Notes due March 15, 2014 (the Underlying Securities) were held for the above trust.

6.	At the close of business on the Distribution Date, 304,980 Certificates representing $7,624.500 aggregate Certificate Principal Balance were outstanding.

7.
The current rating of the Underlying Securities is not provided in this report.  Ratings can be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., by calling 212-438-2400 and from Moody’s Investors Service, Inc. by calling 212-553-0377.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.